UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2011 (April 18, 2011)

SCG FINANCIAL ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-54339	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 N. Wabash Ave. Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 784-3960

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On April 18, 2011, SCG Financial Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 8,000,000 Units (“Units”), each Unit consisting of one share of common stock, $.0001 par value per share (“Common Stock”), and a Warrant (“Warrants”) to purchase one share of Common Stock, pursuant to the registration statement on Form S-1 (File No. 333-172085) (“Registration Statement”). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $80,000,000.  Lazard Capital Markets LLC acted as the representative of the several underwriters (“Underwriters”) of the IPO.

Prior to the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 4,000,000 warrants to SCG Financial Holdings LLC (“SCG LLC”), a limited liability company managed by Gregory H. Sachs, generating gross proceeds of $3,000,000.  The warrants sold in the Private Placement (“Private Placement Warrants”) are substantially similar to the Warrants, except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis and (ii) are not subject to being called for redemption. In addition, the Private Placement Warrants will be held in escrow until 30 days following the consummation of the initial business combination.

A total of $80,000,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders.  Audited financial statements as of April 18, 2011 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.  A copy of the press release issued by the Company announcing the closing of the IPO is included as Exhibit 99.2 to this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Audited Financial Statements
99.2	Press Release dated April 18, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2011	SCG FINANCIAL ACQUISITION CORP.

	By:	/s/ Gregory H. Sachs
Name: Gregory H. Sachs
Title: Chairman, President and Chief Executive Officer